Exhibit (e)



                           BLACKROCK ADVISORS, INC.
                         BLACKROCK DISTRIBUTORS, INC.

                  INVESTOR DISTRIBUTION AND SERVICE AGREEMENT

BlackRock Advisors, Inc.
Attn: Mona Lee
40 East 52nd Street
New York, New York 10022

         BlackRock Bond Allocation Target Shares (the "Funds"), BlackRock Advisors, Inc. ("BlackRock") and BlackRock Distributors, Inc. ("BDI") wish to enter into this Agreement relating to the clients of BlackRock and its affiliates ("Clients") who may from time to time beneficially own shares of common stock (the "Shares") of the various series from time to time of the Funds.

         The terms and conditions of this Agreement are as follows:

         Section 1: BDI agrees to provide (i) general shareholder liaison services and (ii) shareholder processing services relating to the processing and administration of shareholder accounts with respect to Clients who may from time to time beneficially own Shares.

         "General shareholder liaison services" include, but are not limited to, (i) answering Client inquiries regarding account status and history, the manner in which purchases, exchanges and redemptions or repurchases of shares may be effected and certain other matters pertaining to the Clients' investments; (ii) assisting Clients in designating and changing dividend options, account designations and addresses; and (iii) providing such other similar services as BlackRock, BDI or a Client may reasonably request.

         "Shareholder processing services" may include some or all of the following: (i) providing or causing to be provided necessary personnel and facilities to establish and maintain shareholder accounts and records for Clients; (ii) assisting in aggregating and processing purchase, exchange and redemption transactions; (iii) placing or causing to be placed purchase, redemption (in the case of open-end Funds) or repurchase (in the case of closed-end Funds) orders with the Funds' distributor; (iv) arranging for wiring of funds; (v) transmitting and receiving or causing to be transmitted and received funds in connection with Client orders to purchase or redeem Shares; (vi) processing dividend payments; (vii) verifying and guaranteeing Client signatures in connection with redemption orders and transfers and changes in Client-designated accounts, as necessary; (viii) providing or causing to be provided periodic statements showing a Client's account balance;
(ix) transmitting on behalf of the Funds' proxy statements, annual and semi-annual reports, updating prospectuses, repurchase offer notices and other communications from the Funds to Clients; (x) receiving, tabulating and transmitting to the Funds proxies executed by Clients with respect to shareholder meetings; (xi) providing to the Funds sub-accounting with respect to Shares beneficially owned by Clients or the information necessary for sub-accounting; (xii) sub-transfer agency services; and (xii) providing such other similar services as BlackRock, a Fund or a Client may reasonably request.

         Section 2: BDI agrees to provide distribution and sales support services for the Funds on a reimbursement of out of pocket costs basis, which reimbursement will be paid by BlackRock on behalf of the Funds.

         Section 3: BDI will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in its business, or any personnel employed by it) as may be reasonably necessary or beneficial in order to provide the aforementioned services.

         Section 4: Neither BDI nor any of its officers, employees or agents are authorized to make any representations concerning a Fund or its Shares except those contained in the then current prospectuses and Statement of Additional Information for Shares, repurchase offer notices or in such supplemental literature or advertising as may be authorized by BlackRock or BDI in writing.

         Section 5: For all purposes of this Agreement, BDI will be deemed to be an independent contractor, and will have no authority to act as agent for BlackRock or any Fund in any matter or in any respect. BDI agrees to and does release, indemnify and hold BlackRock and the Funds harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by BDI or its officers, employees or agents regarding the responsibilities of BDI hereunder or the purchase, redemption, transfer or registration of Shares (or orders relating to the same) by or on behalf of Clients to whom BDI provides services hereunder. BDI and its employees will, upon request, be available during normal business hours to consult with BlackRock or their designees concerning the performance of BDI's responsibilities under this Agreement.

         Section 6: Except as set forth in Section 2, BDI will not receive compensation for the services and facilities provided by BDI pursuant to this Agreement.

         Section 7: Any person authorized to direct the disposition of monies paid or payable pursuant to this Agreement will provide to the Funds' Board of Trustees with respect to its series, and the trustees will review, such information as the trustees may reasonably request, as well as any other reports or filings that may be required by law.

         Section 8: BlackRock and BDI may enter into other similar Agreements with any other person or persons without BDI's consent.

         Section 9: This Agreement will become effective on the date this Agreement is accepted and signed by BlackRock or its designee and approved by the Board of Trustees in accordance with Section 16. Unless sooner terminated, this Agreement will continue until the second anniversary after the date on which the Agreement is executed, and thereafter will continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Funds in the manner described in Section 15 of the Investment Company Act of 1940, as amended. This Agreement will automatically terminate in the event of its assignment. This Agreement is terminable with respect to the Shares of any Fund, without penalty, at any time by that Fund (which termination may be by a vote of a majority of the non-interested Trustees as defined in Section 15 or a majority of the shareholders of such class) or by either BlackRock or BDI upon written notice to all other parties hereto.

         Section 10: All notices and other communications to BlackRock or BDI will be duly given if mailed, telegraphed, telexed, emailed or transmitted by similar telecommunications device to the appropriate address stated herein, or to such other addresses as any party shall so provide to other parties.

         Section 11: This Agreement will be construed in accordance with the laws of the State of Delaware, and is non-assignable by the parties hereto.

         Section 12: We have policies and procedures in place in order to comply with our obligations under the provisions of the International Money Laundering Abatement Act, the USA PATRIOT Act, the Bank Secrecy Act ("BSA") and any other anti-money laundering law, rule or regulation applicable to us as a financial institution under the BSA, or otherwise. Subject to legal restrictions, we will, upon your request, promptly provide to you or the respective Fund evidence of those policies and procedures and our compliance therewith and/or evidence establishing the identities and sources of funds for each purchase of shares of the Funds.

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                                            BLACKROCK ADVISORS, INC


                                            By
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                                              (Authorized Officer)


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                                            BLACKROCK DISTRIBUTORS, INC


                                            By:
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                                            (Authorized Officer)

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                                            BLACKROCK BOND ALLOCATION
                                            TARGET SHARES


                                            By
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                                            (Authorized Officer)


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